                                    FORM S-8



            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             TRANS-INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                                            13-2598139
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                           Identification Number)



                             TRANS-INDUSTRIES, INC.
                      1996 STOCK OPTION PLAN (the "Plan")
                            (Full title of the Plan)

                                 Dale S. Coenen
               Chairman of the Board and Chief Executive Officer
                                2637 Adams Road
                          Rochester Hills, MI   48309
                                 (248) 852-1990
(Name, address, including zip code, and telephone number including area code of agent for service)

                                   Copies to:
                             Robert J. Ruben, Esq.
                                  21285 Amora
                           Mission Viejo, CA   92692



                        CALCULATION OF REGISTRATION FEE


                                                               Proposed Maximum   Proposed Maximum
                Title of Securities           Amount to be      Offering Price       Aggregate          Amount of
                 to be Registered              Registered          Per Share      Offering Price (1)  Registration Fee
                -------------------          --------------    ----------------  ------------------  ----------------
                 Common Stock
                $ .10 par value    200,000 shares                $5.9375            $1,187,500          $409.45

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c), based upon the average of the high and low prices as reported on NASDAQ on May 27, 1997.

                           _________________________

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.




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                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS


Item 1.      Plan Information

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as set forth in Rule 428 (b) (1) under the Securities Act of 1933 (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus meeting the requirements of Section 10 (a) of the Securities Act.

Item 2.      Registrant Information and Employee Plan Annual Information

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10 (a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428
(b) or additional information about the Plan and its administrators will be available without charge by contacting Trans-Industries, Inc. at 2637 Adams Road, Rochester Hills, MI 48309, Attn. Kai Kosanke, Vice-President, (248) 852-1990.





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



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     (a) The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 24, 1997 and registrants quarterly report on Form 10-Q for the quarter ending March 31, 1997, filed on May 8, 1997.

          (2) The Proxy Statements of the Company for the Annual Meetings of Stockholders held on May 22, 1996 and on May 14, 1997.

          (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed with the Commission on September 27, 1968 (Registration No. 2-30317), including any amendment or report filed for the purpose of updating such description.

     (b) All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities

     Not applicable.

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



Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Restated Certificate of Incorporation of the Registrant provides that officers and directors of the Registrant (and persons serving as officers and directors of other corporations or enterprises at the request of the Registrant), shall be indemnified by the Registrant to the extent permitted by law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation, and persons serving as an officer or director of another corporation or enterprise at the request of the corporation, may be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer, if he or she acted in good faith and in a manner he or she reasonably believed to be in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceedings, if he or she had no reasonable cause to believe that his or her conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation, except to the extent the court in which such legal proceeding was brought determines such person is fairly and reasonably entitled to indemnity.

     The Registrant has purchased director and officer insurance.

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



Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Index to Exhibits at page 8 hereof.

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs

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

                     is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being register which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

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

          Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rochester Hills, Michigan, on the 30th day of May, 1997.



                                             TRANS-INDUSTRIES, INC.



                                             By:  /s/   Dale S. Coenen
                                                ----------------------
                                             Dale S. Coenen
                                             Chairman of the Board and
                                             Chief Executive Officer


                                             By:   /s/   Kai Kosanke
                                                --------------------
                                             Kai Kosanke
                                             Principal Financial and
                                             Accounting Officer






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




                               INDEX TO EXHIBITS



            Exhibit Number         Description               Page
            --------------  -------------------------------  -------

                   4        Instruments defining the rights
                            of security holders
                            (Incorporated by reference.
                            See Item 3 (a) 3 above.)

                   5        Opinion regarding legality        9

                  23        Consent of experts and Counsel    9 & 10

                  24        Power of Attorney                11


































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